EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BJ’S RESTAURANTS, INC. REPORTS RECORD FINANCIAL RESULTS FOR THE SECOND QUARTER OF FISCAL 2005

Huntington Beach, CA – July 27, 2005 - BJ’s Restaurants, Inc. (NASDAQ: BJRI) today reported record revenues and net income for the second fiscal quarter of 2005 ended July 3, 2005.

Highlights for the second quarter, compared to the same quarter last year, were as follows:

•	Revenues increased 50% to $44.0 million

•	Comparable restaurant sales increased 4.8%

•	Net income increased 47% to $2.1 million

•	Diluted net income per share increased to $0.09

“We were pleased with our financial results for the second quarter of 2005,” said Jerry Deitchle, President and CEO. “Our 4.8% increase in comparable sales for the quarter represented our 35th consecutive quarter of growth on this measure since our IPO in 1996. Sales volumes for our newly opened restaurants continue to exceed our initial expectations. Additionally, the eight restaurants in our comparable sales base that are outside our home state of California achieved a comparable sales increase of 6.7% during the quarter, which is very encouraging. Our management team has recently commenced several key initiatives that are intended to improve the quality of the BJ’s dining experience, improve the quality and depth of our restaurant management talent base, and provide more modern, robust toolsets for our restaurant managers to help them run more productive and efficient operations. These initiatives should be gradually phased in during the next 12-24 months. We remain very excited about our prospects for continued profitable growth.”

“We opened our 41st restaurant yesterday in Mesa, Arizona (a suburb of Phoenix) and were delighted with our opening day’s sales,” commented Deitchle. “Mesa represents our sixth new restaurant opened to date during 2005. We currently plan to open three additional restaurants during the remainder of 2005 (San Mateo, CA; Sugarland, TX; and San Bruno, CA). Our current restaurant growth objective is to achieve annual capacity increases of 20% to 25% in a careful, controlled manner with the goal of preserving our favorable unit-level economics as we grow. Our real estate pipeline for 2006 is in excellent shape at this point, and we are beginning to work on potential restaurant locations for fiscal 2007.”

Effective with the fiscal third quarter of 2005, the Company will change its fiscal week-end from Sunday to Tuesday. This change should facilitate operational efficiencies by transferring certain administrative tasks away from the weekends when our restaurants are busiest. Accordingly, our fiscal third quarter of 2005 will contain two additional days and will end on October 4, 2005. Fiscal 2005 will end on Tuesday, January 3, 2006.

Investor Conference Call and Webcast

BJ’s Restaurants, Inc. will conduct a conference call on its second quarter earnings release today, July 27, 2005, at 2:00 p.m. (Pacific). The Company will provide an on-line Internet simulcast, as well as a replay, of the conference call. The link to the simulcast and rebroadcast can be found on the Company’s website at www.bjsrestaurants.com. The rebroadcast will be available following the live broadcast and continue for 30 days.

BJ’s Restaurants, Inc. currently owns and operates 41 casual dining restaurants under the BJ’s Restaurant and Brewery, BJ’s Restaurant and Brewhouse or BJ’s Pizza & Grill brand names. BJ’s restaurants offer an innovative menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrées and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ’s experience. The Company operates eleven microbreweries which produce and distribute BJ’s critically acclaimed handcrafted beers throughout the chain. The Company’s restaurants are located in California (28), Texas (5), Arizona (3), Oregon (3), Colorado (1) and Nevada (1). The Company also has a licensing interest in a BJ’s restaurant in Lahaina, Maui. Visit BJ’s Restaurants, Inc. on the web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking statements” for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that could cause or contribute to such differences include, without limitation, those factors discussed herein: our ability to manage an increasing number of new restaurant openings; construction delays; labor shortages; ability to recruit, train and retain enough qualified managerial and hourly workers to correctly operate our restaurants; minimum wage increases; food quality and health concerns; factors that impact California, where 28 of our current 41 restaurants are located; restaurant and brewery industry competition; impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards; consumer trends; potential uninsured losses and liabilities; fluctuating commodity costs including food and energy; trademark and servicemark risks; government regulations; licensing costs; other general economic and regulatory conditions and requirements; beer and liquor regulations; loss of key personnel; success of key strategic and operational initiatives; inability to secure acceptable sites; limitations on insurance coverage; legal proceedings, if any and the amount of, and any changes to, tax rates and the success of various initiatives to minimize taxes; and changes in accounting standards or interpretations of existing standards adopted by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Emerging Issues Task Force and the American Institute of Certified Public Accountants that could impact our reported financial results.

Further information concerning the Company’s results of operations for second quarter 2005 will be provided in the Company’s Form 10-Q filing, to be filed with the Securities and Exchange Commission by August 12, 2005.

For further information, please contact Robert Curran of BJ’s Restaurants, Inc. (714) 848-3747, ext. 260.

Selected Unaudited Consolidated Financial Data

(Dollars in thousands except for per share data)

	For the Thirteen Weeks Ended				For the Twenty-Six Weeks Ended
	July 3, 2005		June 27, 2004		July 3, 2005		June 27, 2004
Statement of Income Data:
Revenues	$43,985	100.0%	$29,315	100.0%	$81,378	100.0%	$58,292	100.0%
Costs and expenses:
Cost of sales	11,834	26.9	7,624	26.0	21,669	26.6	15,033	25.8
Labor and benefits	16,002	36.4	10,185	34.7	29,392	36.1	20,761	35.6
Occupancy	2,929	6.7	2,226	7.6	5,462	6.7	4,456	7.6
Operating expenses	4,828	11.0	3,179	10.8	8,892	10.9	6,272	10.8
General and administrative	2,909	6.6	2,213	7.5	5,807	7.1	4,733	8.1
Depreciation and amortization	1,662	3.8	1,183	4.0	3,067	3.8	2,341	4.0
Restaurant opening expense	1,138	2.6	770	2.6	2,104	2.6	1,009	1.7
Gain from sale of Pietro’s restaurants	—	—	—	—	—	—	(1,658)	(2.8)

Total cost and expenses	41,302	94.0	27,380	93.2	76,393	93.8	52,947	90.8

Income from operations	2,683	6.0	1,935	6.8	4,985	6.2	5,345	9.2
Other income:
Interest income, net	292	0.7	121	0.4	393	0.5	224	0.4
Other income, net	70	0.2	29	0.1	117	0.1	114	0.2

Total other income	362	0.9	150	0.5	510	0.6	338	0.6

Income before income tax expense	3,045	6.9	2,085	7.3	5,495	6.8	5,683	9.8
Income tax expense	984	2.2	682	2.3	1,768	2.2	1,904	3.3

Net income	$2,061	4.7%	$1,403	5.0%	$3,727	4.6%	$3,779	6.5%

Net income per share:
Basic	$0.09		$0.07		$0.17		$0.19
Diluted	$0.09		$0.07		$0.16		$0.18
Weighted average number of shares outstanding:
Basic	22,593		19,452		21,552		19,452
Diluted	23,845		20,535		22,736		20,545

Selected Balance Sheet Information

(Dollars in thousands)

	July 3, 2005 (Unaudited)	January 2, 2005
Balance Sheet Data (end of period):
Cash, cash equivalents and short-term investments	$50,829	$19,541
Total assets	$144,814	$100,866
Total long-term debt, including current portion	$0	$0
Shareholders’ equity	$123,178	$78,780